SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14a-12

     The Stanley Works (Name of Registrant as Specified in Its
Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules
14a-6(i)(1)and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


(STANLEY WORKS LOGO)           THE STANLEY WORKS

                                                    April 1, 1999

Dear Fellow Shareowner:

You are cordially invited to attend Stanley's Annual Meeting of Shareowners to be held at 9:30 a.m. on Wednesday, April 28, 1999, at the Crowne Plaza Hotel, 33 Nationwide Boulevard, Columbus,
Ohio (see directions, inside back cover).

At the meeting, management will report on Stanley's affairs and a discussion period will be provided for questions and comments.

You will be asked at the meeting to elect directors and to approve Ernst & Young LLP as Stanley's independent auditors for 1999.

In the accompanying Proxy Statement your Board of Directors recommends that you vote "FOR" the proposals.

The Board appreciates and encourages shareowner participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR REGISTER YOUR VOTE BY PHONE OR THE INTERNET.

Thank you for your cooperation.

Very truly yours,

JOHN M. TRANI
Chairman and Chief Executive Officer

                        THE STANLEY WORKS

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                                    April 1, 1999

To the Shareowners:

The Annual Meeting of Shareowners of The Stanley Works will be held at the Crowne Plaza Hotel, 33 Nationwide Boulevard,
Columbus, Ohio on Wednesday, April 28, 1999, at 9:30 a.m., for the following purposes:

(1)  To elect three directors.

(2) To approve Ernst & Young LLP as independent auditors of the Corporation for the year 1999.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareowners of record at the close of business on February 18, 1999 are entitled to vote at the meeting.

STEPHEN S. WEDDLE
Secretary

IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE SIGN AND RETURN
PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE
PROVIDED, OR REGISTER YOUR VOTE BY PHONE OR THE INTERNET.

                        THE STANLEY WORKS
                        1000 STANLEY DRIVE
                  NEW BRITAIN, CONNECTICUT 06053
                     TELEPHONE (860) 225-5111

                                                    April 1, 1999

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREOWNERS

APRIL 28, 1999

     Stanley is sending you the accompanying proxy and this proxy statement on or about April 1, 1999.

     Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience, or register your vote by phone or the internet.

ELECTION OF DIRECTORS

     At the 1999 annual meeting the shareowners will elect three directors. Stanley's Bylaws require all shareowner nominations to be made by proper notice given to the Corporation's Secretary not later than March 29, 1999. The nominations of the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of Shareowners indicated, and until the particular director's successor has been elected and qualified.

     The Board recommends a vote FOR the nominees. All of the nominees are directors who were previously elected by the shareowners as directors. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

     Under Stanley's rules for retirement of directors, a director is to retire as of the date of the Annual Meeting of Shareowners next following his or her seventieth birthday. The Board has asked Mr. Fiedler to serve one additional year as an exception to this rule. Mr. Fiedler will be 70 in April 1999 and his retirement as a director will commence immediately following the 2000 Annual Meeting.







    INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS
              TERMS EXPIRING AT 2002 ANNUAL MEETING


(PHOTO OF STILLMAN B. BROWN)

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation where he was chief financial officer from 1979 until 1986. He is a director of Fleet Financial Group, and a life member of the Board of Regents of the University of Hartford and a regent of the University of California - Berkeley Foundation.

Mr. Brown has been a director since 1985. He is Chair of the Compensation and Organization Committee and a member of the Executive and Finance and Pension Committees. He is 65 years old and owns 36,000 shares.

(PHOTO OF MANNIE L. JACKSON)

MANNIE L. JACKSON, majority owner and Chairman of Harlem Globetrotters International, Inc., a division of MJA, Inc. He retired as Senior Vice President Corporate Marketing and Corporate Administration of Honeywell Inc. after a 27 year career in 1995. He is a director of Ashland Inc., Jostens, Inc., and Reebok International Ltd. Mr. Jackson, a director since May 1995, is a member of the Finance and Pension Committee and the Compensation and Organization Committee. He is 59 years old and owns 10,368 shares.

(PHOTO OF KATHRYN D. WRISTON)

KATHRYN D. WRISTON, trustee of the John A. Hartford Foundation, Practicing Law Institute, and The Northwestern Mutual Life Insurance Company. She is a director of Santa Fe Energy Resources Inc., Waccamaw Corporation, and American Arbitration Association. Mrs. Wriston, a director since April 1996, is Chair of the Audit Committee and a member of the Board Affairs and Public Policy, and Executive Committees. She is 60 years old and owns 15,000 shares.

      INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE
              TERMS EXPIRING AT 2000 ANNUAL MEETING


(PHOTO OF EDGAR R. FIEDLER)

EDGAR R. FIEDLER, retired as Vice President and Economic Counsellor, The Conference Board, a position he held from 1975 through 1996. He is a director of The Brazil Fund, Scudder Fund, Inc., Scudder Institutional Fund, Inc., Scudder Pathway Series, Farmers Investment Trust, Harris Insight Funds, Emerging Mexico Fund, and PEG Capital Management, Inc., and is a trustee of the AARP Investment Program from Scudder.

Mr. Fiedler, a director since 1976, is Chair of the Finance and Pension Committee and a member of the Audit Committee. He is 69 years old and owns 62,909 shares.

(PHOTO OF EILEEN S. KRAUS)

EILEEN S. KRAUS, Chairman, Connecticut, Fleet National Bank, a subsidiary of Fleet Financial Group, since December 1995. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation since August 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since June 1990 and Executive Vice President of those institutions since 1987. She is a director of BestFoods, Kaman Corporation, and Yankee Energy System, Inc.

Mrs. Kraus was elected a director in 1993 and is a member of the Audit, Executive, and Finance and Pension Committees. She is 60 years old and owns 13,196 shares.

(PHOTO OF JOHN M. TRANI)

JOHN M. TRANI, Chairman and Chief Executive Officer of Stanley. Mr. Trani joined the Corporation December 31, 1996 after an 18 year career with General Electric Company, the last 10 years as President and Chief Executive Officer of GE Medical Systems.

Mr. Trani is Chair of the Executive Committee. He is 54 years old and owns 1,408,114 shares.



               TERMS EXPIRING AT 2001 ANNUAL MEETING


(PHOTO OF JAMES G. KAISER)

JAMES G. KAISER, majority owner and Chairman of Avenir Partners, Inc.; retired as President and Chief Executive Officer and a director of Quanterra Incorporated, a subsidiary jointly owned by Corning Incorporated and International Technology Inc., where he served from June 1994 to January 1996; from June 1992 he had been President and Chief Executive Officer of Enseco, an operating unit of Corning Lab Services, Inc., a subsidiary of Corning Incorporated; he had been Senior Vice President of Corning Incorporated since 1986. He is a director of The Mead Corporation and Sunoco, Inc.

Mr. Kaiser has been a director since 1992 and is a member of the Audit Committee and the Board Affairs and Public Policy
Committee.  He is 56 years old and owns 20,780 shares.

(PHOTO OF HUGO E. UYTERHOEVEN)

HUGO E. UYTERHOEVEN, Timken Professor of Business Administration Emeritus, Graduate School of Business Administration, Harvard University, where he has been a member of the faculty since 1960. He is a director of Bombardier, Inc., Degussa - Huls AG. Ecolab, Inc., and Harcourt General, Inc.

Professor Uyterhoeven has been a director since 1975 and is a member of the Compensation and Organization Committee and Chair of the Board Affairs and Public Policy Committee. He is 67 years old and owns 22,955 shares.

(PHOTO OF WALTER W. WILLIAMS)

WALTER W. WILLIAMS, retired; served as Chairman of the Board and Chief Executive Officer and director of Rubbermaid Incorporated from 1991 to 1992; he had been President and Chief Operating Officer and a director of Rubbermaid since 1987. Previously, he was Senior Vice President, Corporate Marketing and Sales of General Electric Company. He is a director of Corrpro Companies Inc., Paxar Corporation, and Enamelon, Inc.

Mr. Williams has been a director since 1991 and is a member of the Board Affairs and Public Policy Committee and the
Compensation and Organization Committee. He is 64 years old and owns 18,593 shares.

     The Board of Directors met eleven times during 1998. The various Board committees met the number of times shown in parentheses: Executive (0), Audit (8), Board Affairs and Public Policy (3), Finance and Pension (5), and Compensation and Organization (3). The members of the Board serve on the committees described in their biographical material above. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees on which he or she served; attendance for all directors averaged 91%.

     The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the Board.

     The Audit Committee nominates the Corporation's independent auditing firm, reviews the scope of the audit, and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. Directors who are not Committee members may attend any of the Committee's meetings they wish.

     The Board Affairs and Public Policy Committee makes recommendations to the Board as to board membership and considers names submitted to it in writing by shareowners. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in articulating Stanley's corporate governance guidelines, preparing a director job description, establishing a procedure for evaluation of incumbent directors, and establishing a procedure for evaluating Board performance. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, reviews and approves policy guidelines on charitable contributions, and reviews all charitable contributions made.

     The Finance and Pension Committee advises in major areas concerning the finances of the Corporation and oversees the Corporation's administration of Stanley's pension plans.

     The Compensation and Organization Committee determines the compensation of executive officers and of non-officer senior executives. The Committee also administers the Corporation's executive compensation plans.

     Stanley pays its directors a $21,000 annual retainer and a $1,000 fee for each Board or Committee meeting attended ($200 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $2,000. Non-employee directors may defer any or all of their fees in the form of Stanley shares or as cash accruing interest at the treasury bill rate; a director is required to so defer in the form of Stanley shares so long as he or she owns fewer than 5,000 shares. It is anticipated that each non-employee director will annually receive a ten-year option to purchase 2,000 of the Corporation's shares at an exercise price equal to the fair market value of such shares at the date of grant.

SECURITY OWNERSHIP

No person or group, to the knowledge of the Corporation, owns beneficially more than five percent of the outstanding common shares, except as shown in this table. As of December 31, 1998, Citibank, N.A. owned of record 19.9% of the outstanding common shares as Trustee under the Corporation's ESOP for the benefit of the plan participants. The participants make the voting and disposition decisions for these shares.

-----------------------------------------------------------------
(1)Title  (2) Name and address of  (3) Amount     (4)
of        beneficial owner         and nature of  Percent
class                              beneficial     of
                                   ownership      class
-----------------------------------------------------------------
Common    Capital Research and     5,275,000        5.9%
Stock     Management Company       shares
$2.50     333 South Hope Street    (investment
par       Los Angeles, CA 90071    advisor to
value                              various invest-
                                   ment companies)
-----------------------------------------------------------------

With the exception of Mr. Trani, who owns beneficially 1.6% of the outstanding common shares, no director, nominee or executive officer owns more than 1% of the outstanding common shares. The executive officers and directors as a group own beneficially approximately 2.5% of the outstanding common shares, and Stanley estimates present and former employees (including executive officers) own approximately 32% of the outstanding common shares. The following table sets forth information as of March 10, 1999 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 8, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):
-------------------------------------------------------------
Name                     Common
                         Shares                   Percent of
                         Owned                    Class Owned
-------------------------------------------------------------
Stillman B. Brown         36,000   (1)                  *
John A. Cosentino        102,500   (1)                  *
Edgar R. Fiedler          62,909   (1)(2)               *
Mannie L. Jackson         10,368   (1)(2)               *
James G. Kaiser           20,780   (1)(2)               *
Stef G.H. Kranendijk       2,000                        *
Eileen S. Kraus           13,196   (1)(2)               *
Kenneth O. Lewis          10,230   (1)                  *
Paul W. Russo             57,274   (1)(3)               *
John M. Trani          1,408,114   (1)(3)(4)           1.6
Hugo E. Uyterhoeven       22,955   (1)(2)               *
Stephen S. Weddle        125,050   (1)(3)               *
Walter W. Williams        18,593   (1)(2)               *
Kathryn D. Wriston        15,000   (1)                  *
-------------------------------------------------------------
Directors and          2,189,586   (1)(2)(3)(4)(5)     2.5
executive officers as
a group
-------------------------------------------------------------
*Less than 1%.

(1) Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Trani, 1,200,000; Mr. Cosentino, 100,000; Mr. Lewis, 10,000; Mr. Russo, 49,600; Mr. Uyterhoeven,
5,000; Mr. Weddle, 82,900; Mrs. Wriston, 4,000; each other non-employee director, 6,000; and all directors and executive officers as a group, 1,689,168.

(2) Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Fiedler, 45,509; Mr. Jackson, 4,168; Mr. Kaiser, 9,136; Mrs. Kraus, 6,983; Mr. Uyterhoeven, 16,055; and Mr. Williams, 1,993; and all directors and executive officers as a group, 83,844.

(3) Includes shares held as of December 31, 1998 under Stanley's savings plans, as follows: Mr. Trani, 6,266; Mr. Russo, 2,876;
Mr. Weddle, 30,273; and all directors and executive officers as a group, 80,899.

(4) Includes the share unit accounts maintained by Stanley, as follows: Mr. Trani, 200,000; and all directors and executive officers as a group, 210,000.

(5) Includes the share accounts maintained by Stanley for those who have deferred their award payments under its long-term stock incentive plans as follows: all directors and executive officers as a group, 5,662.


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE
BOARD OF DIRECTORS

     The Compensation and Organization Committee of the Board of Directors is composed of four non-employee directors. The Committee determines the performance and award under the Management Incentive Compensation Plan ("MICP") for the chief executive officer and makes recommendations to the Board as to his salary (the Board then determines such salary). The Committee, itself, determines the salaries and MICP performance and awards for executive officers other than the CEO. The Committee also administers the long-term incentive plans and makes stock option grants.

OVERVIEW

     In addition to providing the benefits under the Corporation's pension and savings plans generally provided to all salaried employees in the United States, Stanley has used a number of elements in compensating its executives: salary; annual incentives; long-term incentives; ten-year stock options; and share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareowner value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee's general intent is to take appropriate steps so that the compensation paid to executive officers meets the requirements for "performance-based compensation" (including shareowner approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.

SALARIES

     Each year Stanley participates in a survey of salaries and overall compensation conducted by Hewitt Associates. Hewitt's 1998 survey covers 256 manufacturing corporations including 12 of those included in the Dow Jones Industrial Diversified Group Index reflected in the line graph on page 14. From these survey data, salary ranges are established each year for all U.S. based executive positions. Actual base salary determinations are made on the basis of (a) these salary ranges, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The salary of Mr. Trani is somewhat above the median for these market survey data. The 1998 salaries of the other U.S. based executives named in the table on page 8 ranged from about the median to about 20% above the median for their respective positions.

ANNUAL INCENTIVE

     In 1998 the Committee used the MICP to compensate executives based on the Corporation's core net earnings, core net earnings per share, and core return on adjusted capital employed. The MICP provided for annual incentive awards to 112 selected key executives for 1998.


LONG-TERM INCENTIVE

     The 30-month goals established in 1997 under the 1997 Long-Term Incentive Plan provide goals of return on capital employed, core earnings per share over the period, and cash flow over the period. The Committee believes that if these goals can be achieved, the returns to shareowners as measured on the graph on page 14 will be significant.

     The Committee has determined to make no further awards under the 1988 Long-Term Stock Incentive Plan. Accordingly, there will be no further payments under this plan after the 1994-98 award cycle.

MARKET APPRECIATION OF THE CORPORATION'S SHARES

     The Committee uses stock options to compensate executives based on market appreciation of Stanley's shares, creating for executives an identity of interest with the Corporation's shareowners. The Committee plans to make annual stock option grants to its executive officers and certain other key employees, and to make occasional grants to other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley's common shares at the time of grant.

     The Committee has established guidelines for minimum stock ownership for recipients of annual stock option grants. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer, three times for the others appearing in the table on page 8, two times for others with corporate titles of vice president or who are the heads of product groups, and one time for all other recipients.

CONCLUSION

     Through the programs described above, a very significant portion of the Corporation's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareowners, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


COMPENSATION AND ORGANIZATION COMMITTEE

Stillman B. Brown (Chair)
Mannie L. Jackson
Hugo E. Uyterhoeven
Walter W. Williams

SUMMARY COMPENSATION TABLE

This table shows the compensation earned for service in all
capacities (including director fees for Mr. Trani) during the last three fiscal years for Stanley's chief executive officer, its next four most-highly compensated executive officers, and for
John A. Cosentino who would have been included but for the fact that he was not serving as an executive officer at the end of
1998.
                   Annual   -----Long-Term Compensation------
               Compensation -------Awards---------------Payouts
  (a)     (b)    (c)     (d)        (f)            (g)      (h)        (i)
Name and  Year   Salary   Bonus   Restricted  Shares     LTIP      All Other
principal         ($)       ($)     Stock     Underlying Payouts compensation
position                          Award(s)($) Options(#)     ($)       ($)
----------------------------------------------------------------------------
John M.   1998  850,000  900,000        0       200,000       0      111,251
Trani     1997  800,000  900,000        0     1,200,000       0    1,768,172
Chairman  1996       --       --   5,550,000         --       -           --
and CEO
----------------------------------------------------------------------------
John A.   1998  314,925  150,000        0             0       0       11,521
Cosentino 1997   50,000  100,000        0       100,000       0            0
VP,       1996       --       --        -            --       -           --
Ops.
----------------------------------------------------------------------------
Stef G.H. 1998  133,333  200,000        0       215,000       0      120,519
Kranendijk1997       --       --        -            --       -           --
President 1996       --       --        -            --       -           --
Europe
----------------------------------------------------------------------------
Kenneth O.1998  235,833  115,000        0        20,000       0       31,212
Lewis     1997   39,167        0        0        10,000       -          449
VP, Mktg. 1996       --       --        -            --       -           --
and Brand
Development
----------------------------------------------------------------------------
Paul W.   1998  237,500  100,000        0        12,000       0       17,164
Russo     1997  227,500  100,000        0        12,000       0       15,332
VP,       1996  210,000  133,560        0        17,500       0       64,974
Strategy
and Devel-
opment
----------------------------------------------------------------------------
Stephen   1998  253,333  145,000        0        15,000  92,390      159,890
S. Weddle 1997  244,500  135,000        0        15,000 177,934      136,483
VP, Gen.  1996  233,000  148,188        0        18,900       0      117,590
Counsel
and
Secretary
-------------------------------------------------------------------------
(a) Mr. Trani was elected Chairman and Chief Executive Officer and director December 31, 1996. Mr. Cosentino was elected Vice
President, Operations October 29, 1997; his employment terminated
October 14, 1998.  Mr. Kranendijk became President, Europe September
1, 1998. Mr. Lewis was elected Vice President Marketing and Brand Development November 3, 1997.

     (d) Mr. Trani's guaranteed minimum bonus is 90% of his salary. Mr. Kranendijk's guaranteed minimum bonus is $200,000.

     (f) At the end of the year, Mr. Trani's aggregate restricted share units totaled 200,000 fully vested units on which dividend equivalents are paid. They had a value, based on the year-end closing price of $27.75, of $5,550,000.

FOOTNOTE TO COLUMN (i) OF SUMMARY COMPENSATION TABLE

Consists of above-market interest (i.e., interest in excess of 6.88% in the case of amounts deferred prior to 1992 and interest in excess of 9.5% in the case of amounts deferred in 1992, 1993 and 1994) on deferred management incentive awards; relocation expenses including gross up for taxes; company contributions to defined contribution plans (excluding in the case of Messrs. Trani, Lewis, Russo, and Weddle contributions to the "cornerstone account" defined contribution plan, which will offset pension benefits described in the tables on page 12); and life insurance premiums.

------------------------------------------------------------------------
Name      Year  Above                   Defined
                -market    Relocation Contribution            Column (i)
                interest     Expenses     Plans   Insurance     Total
------------------------------------------------------------------------
John M.   1998        0        32,350    61,250     17,651      111,251
Trani     1997        0     1,614,636    25,774    127,762    1,768,172
          1996        -             -         -          -            -
------------------------------------------------------------------------
John A.   1998        0             0     4,000      7,521       11,521
Cosentino 1997        0             0         0          0            0
          1996        -             -         -          -            -
------------------------------------------------------------------------
Stef G.H. 1998        0       109,183    11,336          0      120,519
Kranendijk1997        -             -         -          -            -
          1996        -             -         -          -            -
------------------------------------------------------------------------
Kenneth O.1998        0        26,338         0      4,874       31,212
Lewis     1997        0           449         0          0          449
          1996        -             -         -          -            -
------------------------------------------------------------------------
Paul W.   1998        0             0    12,443      4,721       17,164
Russo     1997        0             0    12,637      2,695       15,332
          1996        0        57,529     4,750      2,695       64,974
------------------------------------------------------------------------
Stephen S.1998  131,028             0    13,592     15,270      159,890
Weddle    1997  111,989             0    13,744     10,750      136,483
          1996   95,717             0    11,123     10,750      117,590

OPTION GRANTS IN 1998

The stock options granted in 1998 were granted on October 21 and are not exercisable until the first anniversary of the date of grant. In addition, in connection with his joining Stanley Mr. Kranendijk received options covering 65,000 and 125,000 shares on July 15, exercisable in 12 months and 60 months, respectively.


                                           Potential realizable value at
                                           assumed annual rates of stock
                                           price appreciation for option
                    Individual Grants            term
------------------------------------------------------------------------
           Number of
           shares     % of total
           underlying options
           options    granted to           Expira-
           granted    employees  Exercise  tion
Name       (#)        in fiscal  ($/share) date      5%          10%
 (a)       (b)        year (c)     (d)      (e)     (f)          (g)
J.M. Trani  200,000   16.1%     $28.47 10/20/08  3,580,926     9,074,770
------------------------------------------------------------------------
S.G.H.      190,000   15.3%      42.88  7/14/08  5,123,730    12,984,539
Kranendijk   25,000    2.0%      28.47 10/20/08    447,616     1,134,346
------------------------------------------------------------------------
K. O. Lewis  20,000    1.6%      28.47 10/20/08    358,093       907,477
------------------------------------------------------------------------
P.W. Russo   12,000    1.0%      28.47 10/20/08    214,856       544,486
------------------------------------------------------------------------
S.S. Weddle  15,000    1.2%      28.47 10/20/08    268,569       680,608
------------------------------------------------------------------------
All
Shareowners   ----     ----      ----  ----  1,590,029,568 4,029,447,108
(based on market
price on October
21, 1998)

Named executive
officers'
percentage of
realizable value
gained by
all shareowners   ----     ----      ----      ----    .6%           .6%


AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

-----------------------------------------------------------------
Name      Shares      Value     Number of shares    Value of
(a)       acquired    realized  underlying        unexercised
          on exercise ($)       unexercised       in-the-money
            (#)       (c)       options at        options at
            (b)                 fiscal year-end   fiscal year end
                                     (#)               ($)
                                exercisable/      exercisable/
                                unexercisable     unexercisable
                                     (d)               (e)
-------------------------------------------------------------------
J.M.
Trani      0       $  0       1,200,000/200,000    $188,000/0
-------------------------------------------------------------------
J. A.
Cosentino  0          0         100,000/0                 0/0
-------------------------------------------------------------------
S. G.H.
Kranendijk 0          0               0/215,000           0/0
-------------------------------------------------------------------
K. O.
Lewis      0          0          10,000/20,000            0/0
-------------------------------------------------------------------
P.W.
Russo      0          0          49,600/12,000       95,475/0
-------------------------------------------------------------------
S.S.
Weddle    3,200    41,102        82,900/15,000      323,400/0
-------------------------------------------------------------------

Long-Term Incentive Plan - Awards in Last Fiscal Year

In 1998, the Compensation and Organization Committee of the Board approved a contingent long-term financial performance incentive award to Stef G.H. Kranendijk based on the attainment of specific consolidated financial performance measurements (core earnings per share, core return on capital employed, and cash flow, all measured on a cumulative basis from second-half 1997 through 1999 and adjusted to remove the effect of unusual events). This award will be subject to forfeiture if Mr. Kranendijk's employment terminates before December 31, 1999 for any reason other than disability, death, or retirement.

     The following table shows the percentage of Mr. Kranendijk's average annual salary and bonus for January 1, 1997 through December 31, 1999 that would be payable in the year 2000 under this award if the Company precisely attained the threshold, target, or maximum goals set by the Committee for all of the applicable performance measurements.

------------------------------------------------------------------------
                    Potential Payments In Year 2000 as a Percentage
                    of Aggregate Salary and Annual Bonuses for 1997-1999
                    ----------------------------------------------------
   (a)        (c)               (d)            (e)              (f)
                 Compensation
Name of           Measurement Threshold       Target          Maximum
Executive           Period     Payment (%)    Payment (%)     Payment
(%)
------------------------------------------------------------------------

Stef G.H.Kranendijk 1/97-12/99   25%             50%             100%


------------------------------------------------------------------------

RETIREMENT BENEFITS

Employees in the United States are generally eligible to retire with unreduced pension benefits at age 65. The following table shows the approximate annual pension generally provided to U.S. employees employed prior to July 1, 1997 including Messrs. Trani, Russo, and Weddle who have credited years of service of 11 years, 2 years, and 19 years, respectively. Stanley has determined no service accruals will be made under this pension plan after January 31, 1998; instead, the company makes contributions to a "cornerstone account" defined contribution plan. Pensions are paid monthly for life or as a lump sum (pension payments are guaranteed to total at least as much as the lump sum would have been). The amounts shown are in addition to any benefits the employee may be entitled to under Social Security and include amounts restored by Stanley's supplemental retirement plan. Covered compensation is salary and bonus, which in the case of Messrs. Trani, Russo, and Weddle are the amounts shown in columns
(c) and (d) of the summary compensation table on page 8.


-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 65
highest 5      --------------------------------------------------
consecutive    15        20        25        30        35
of the last
10 years of
employment
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $36,386   $48,515   $60,643   $72,772   $84,900
   500,000      95,943   127,925   159,906   191,887   223,868
   800,000     155,501   207,335   259,168   311,002   362,835
 1,100,000     215,058   286,745   358,431   430,117   501,803
 1,400,000     274,616   366,155   457,693   549,232   640,770
 1,700,000     334,173   445,565   556,956   668,347   779,738
 2,000,000     393,731   524,975   656,218   787,462   918,705
-----------------------------------------------------------------

The following table shows the approximate annual pension provided to a number of executives including Messrs. Trani, Lewis, Russo, and Weddle (who have credited years of service of 12 years, 1 year, 3 years, and 20 years, respectively) under Stanley's executive retirement program (inclusive of the pension shown in the table above and inclusive of the "cornerstone account" defined contribution plan account balance) which provides unreduced benefits at age 60. Pensions are paid monthly for life or as a lump sum. The amounts shown include any benefits the employee may be entitled to under Social Security. Covered compensation is salary and bonus, which in the case of Messrs. Trani, Lewis, Russo, and Weddle are the amounts shown in columns
(c) and (d) of the summary compensation table on page 8.




-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 60
highest 36     --------------------------------------------------
consecutive    15        20        25        30        35
months
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $ 70,000  $ 90,000  $100,000 $ 100,000  $ 100,000
   500,000      175,000   225,000   250,000   250,000    250,000
   800,000      280,000   360,000   400,000   400,000    400,000
 1,100,000      385,000   495,000   550,000   550,000    550,000
 1,400,000      490,000   630,000   700,000   700,000    700,000
 1,700,000      595,000   765,000   850,000   850,000    850,000
 2,000,000      700,000   900,000 1,000,000 1,000,000  1,000,000
-----------------------------------------------------------------

The following table shows the approximate minimum annual pension provided to Mr. Trani (who for these purposes is credited with 18 years of service as of his start at Stanley and therefore is deemed to have 20 credited years of service) under an enhanced retirement program provided to him which provides benefits of 1.75% times years of service times average pay, with a maximum benefit at age 60 (March 15, 2005 after 26 and one-half years of deemed service)of 46.375% of average pay, less $83,280. The amounts shown are inclusive of the pension he would receive under the immediately preceding table (inclusive of the "cornerstone account" defined contribution plan account balance and will only be paid if they yield a larger pension than the benefits shown in the immediately preceding table. The amounts shown are in addition to any benefits Mr. Trani may be entitled to under Social Security. Covered compensation is salary and bonus, i.e., the amounts shown in columns (c) and (d) of the summary compensation table on page 8.



-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 60
highest 36     --------------------------------------------------
consecutive    15        20        25        30        35
months
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $  9,470  $  9,470  $  9,470  $  9,470  $  9,470
   500,000      148,595   148,595   148,595   148,595   148,595
   800,000      287,720   287,720   287,720   287,720   287,720
 1,100,000      426,845   426,845   426,845   426,845   426,845
 1,400,000      565,970   565,970   565,970   565,970   565,970
 1,700,000      705,095   705,095   705,095   705,095   705,095
 2,000,000      844,220   844,220   844,220   844,220   844,220
-----------------------------------------------------------------

SUPPLEMENTAL PENSION PLAN

     Stanley's defined benefit retirement plan and savings plan are "qualified" plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to "qualified" plans in general. Stanley's supplemental retirement and savings plan for salaried employees restores these benefits on a non-qualified basis.

EXECUTIVE OFFICER AGREEMENTS

     On December 31, 1996 Mr. Trani and Stanley entered into a three-year contract (subject to one-year renewals) providing for him to be paid an annual salary of not less than $800,000 and an annual bonus of not less than 90% of his salary; for him to receive a stock option grant covering one million shares and three annual stock option grants each covering 200,000 shares; and for him to receive 200,000 common stock equivalent share units and other immediately vested retirement benefits. In connection with the termination of his employment on October 14, 1998, Mr. Cosentino and Stanley entered into an agreement providing for him to be paid 1998 salary and bonus as reflected in the table on page 8 and for his salary to continue for the twelve-and-one-half-month period beginning January 1999. In connection with his joining Stanley on September 1, 1998, Mr. Kranendijk and Stanley entered into an agreement, terminable at any time by either party, providing for Mr. Kranendijk to receive a stock option each October covering a minimum of 25,000 shares, to receive a cash compensation gross up for taxes in certain circumstances, and to receive a minimum annual bonus of $200,000. Stanley's executive officers other than Mr. Trani have agreements with Stanley, which become effective only in the event of a change in control of the Corporation, providing for payments of up to two years' compensation in certain cases in the event of the officer's resignation or involuntary termination. In addition, Mr. Russo and Stanley have agreed that in the event of his termination under certain circumstances prior to April 17, 2001 Stanley will continue his compensation for 12 months.

COMPARISON OF 5 YEARS' CUMULATIVE TOTAL RETURN AMONG THE STANLEY
WORKS, S&P 500 INDEX, AND DOW JONES INDUSTRIAL DIVERSIFIED GROUP
INDEX

     Set forth below is a line graph comparing the yearly percentage change in the Corporation's cumulative total shareowner return for the last five years to that of the Standard & Poor's 500 Stock Index (an index made up of 500 corporations including Stanley) and the Dow Jones Industrial Diversified Group Index (an index made up of 18 corporations including Stanley). Total return assumes reinvestment of dividends.










(GRAPH)

The points in the above table are as follows:
-----------------------------------------------------------------
                end    end       end    end     end    end
                1993   1994     1995    1996   1997    1998
-----------------------------------------------------------------
Stanley        $100  $ 83.18 $123.81 $133.11 $237.01 $142.35
-----------------------------------------------------------------
S&P 500         100   101.32  139.40  171.40  228.59  293.92
-----------------------------------------------------------------
DJ Ind'l Dvsf'd 100    91.72  120.11  155.40  203.69  234.33
-----------------------------------------------------------------


     Assumes $100 invested on December 31, 1993 in Stanley's common stock, S&P 500 Index, and Dow Jones Industrial Diversified Group Index. The Dow Jones Industrial Diversified Group Index consists of the following 18 corporations: Allied Signal Inc., Cooper Industries, Inc., Crane Co., Danaher Corporation, Dover Corporation, FMC Corporation, Harsco Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, ITT Industries, Inc., National Service Industries, Inc., Parker-Hannifin Corporation, PPG Industries, Inc., Raychem Corporation, The Stanley Works, Tenneco Inc., The Timken Company, and Tyco International Ltd.

APPROVAL OF INDEPENDENT AUDITORS

     The second item of business to be considered is the approval of independent auditors for the Corporation for the 1999 fiscal year. Subject to the action of the shareowners at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the Corporation and its shareowners.

     Ernst & Young and predecessor firms have been the Corporation's auditors for the last 55 years. Total Ernst & Young fees for 1998 were $4,382,300. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Audit Committee of the Board of Directors approves all audit and non-audit services provided by Ernst & Young. The
Audit Committee believes that non-audit services have had no effect on auditor independence.

     The Board of Directors recommends a vote FOR approving Ernst
& Young LLP as independent auditors of the Corporation for the year 1999.



OTHER MATTERS

Other Business

     No business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareowner who has given notice to Stanley's Secretary received after January 14, 1999 and before February 15, 1999; no such notice has been received. Management does not know of any matters to be presented at the meeting other than the matters described in this proxy statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

Shareowner proposals for 2000

     Shareowner proposals intended to be presented to Stanley's 2000 Annual Meeting must be received by the Secretary not later than December 3, 1999 for inclusion in the proxy statement and form of proxy relating to such meeting, and must be received after January 28, 2000 and before February 29, 2000 to otherwise be properly presented to the meeting.

Voting

     Stanley has only one class of shares outstanding. The record date for determining the shareowners who are entitled to receive the meeting notice and to vote at the meeting is the close of business on February 18, 1999. As of February 18, 1999, 88,985,400 common shares of $2.50 par value were outstanding (exclusive of shares held in treasury).

Vote Required for Approval

     Each outstanding share is entitled to one vote. The three nominees receiving the most votes cast will be elected directors; the favorable vote of a majority of the votes cast is required for approval of Ernst & Young LLP. Under Connecticut law, broker non-votes and proxies marked as abstentions will not be counted as votes cast; accordingly, they will have no effect on the outcome of the matters voted on at the meeting.

Manner for Voting Proxies

     You may revoke your proxy prior to the meeting by filing a proxy with a later date. If you attend the meeting, you may revoke your proxy at that time and vote in person. Your proxy will be voted as you direct, and, if you check the box on the proxy, your vote will be kept confidential under Stanley's policy on confidential voting.

     If you sign your proxy but do not mark it, your proxy will be voted for election of the three nominees for director and for approval of Ernst & Young LLP as the independent auditors of the Corporation.

Telephone and Internet Voting

     To vote by telephone, call toll-free on a touch-tone phone 1-877-PRX-VOTE (1-877-779-8683 (there is no charge for this call)). For shareowners residing outside the United States, call collect on a touch-tone phone 1-201-536-8073; enter the control number located on your proxy card and follow the recorded instructions.

     To vote by internet, go to the site
http://www.eproxyvote/com/swk; enter the control number located on your proxy card and follow the instructions provided.



Solicitation of Proxies

     Your proxy is solicited on behalf of the Board of Directors. Stanley will solicit proxies by mail, telephone, other electronic means, and in person, and will pay all the expenses of the solicitation. Morrow & Co., Inc. may also solicit personally and by telephone; Stanley believes that the additional expense of Morrow's assistance will not exceed $6,500. Stanley will reimburse brokerage houses and other custodians for their reasonable expenses in sending proxies and proxy material to beneficial owners.


Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence the purchase by John A. Cosentino of 2,500 shares in late June was reported on a Form 4 approximately 30 days late in early August. Through inadvertence a Form 3 was not filed in late December reflecting Stef G.H. Kranendijk's becoming an executive officer; upon discovery in February this Form 3 was promptly filed.




For the Board of Directors



STEPHEN S. WEDDLE
Secretary

Directions to Stanley's Annual Meeting of Shareowners


                              [Map]


            Directions

Traveling on I-71 NORTH
Exit Fourth Street
Turn Left on Fourth Street
Turn Left on Chestnut Street
Turn Right on High Street
Turn Right on Nationwide Blvd.

South To I-670 WEST
Third Street Exit
Turn Right on Chestnut Street
Turn Right on High Street
Turn Right on Nationwide Blvd.

TRAVELING ON I-70 WEST
Exit Fourth Street (Exit 100B)
Turn Right on Fourth Street
Turn Left on Chestnut Street
Turn Right on High Street
Turn Right on Nationwide Blvd.

EAST
Exit Fourth Street
Turn Right on Fourth Street
Turn Left on Chestnut Street
Turn Right on High Street
Turn Right on Nationwide Blvd.

FROM PORT COLUMBUS AIRPORT TO DOWNTOWN
I-670 West to Third Street Exit
Turn Right on Chestnut Street
Turn Right on High Street
Turn Right on Nationwide Blvd.

TO PORT COLUMBUS AIRPORT
Turn Right on Nationwide Blvd.
Left on Fourth Street
I-670-East to Columbus Airport

STANLEY(R) LOGO)

NOTICE OF ANNUAL MEETING OF SHAREOWNERS AND PROXY STATEMENT

MEETING DATE: APRIL 28, 1999

                        THE STANLEY WORKS

                     PROXY FOR ANNUAL MEETING

                          APRIL 28, 1999

The undersigned appoints Edgar R. Fiedler, John M. Trani, and Hugo E. Uyterhoeven, with full power of substitution, as proxies to act and vote on the signer's behalf at the Annual Meeting of Shareowners of THE STANLEY WORKS, and at any adjournments thereof, upon such business as may come before the meeting.

WHEN SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED BY
THE SIGNER. IF SIGNED AND RETURNED WITH NO DIRECTION, THIS PROXY
WILL BE VOTED FOR ITEMS 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE, OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR
INTERNET.

HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?

------------------------------- -------------------------------
------------------------------- -------------------------------
------------------------------- -------------------------------

IF YOU HAVE NOTED EITHER AN ADDRESS CHANGE OR COMMENTS ABOVE,
PLEASE BE SURE TO MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF
THIS CARD.

                          [STANLEY LOGO]

Dear Fellow Shareowner:

The Board of Directors appreciates and encourages shareowner participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience or register your vote by phone or by Internet.

Thank you for your cooperation.


Very truly yours,

John M. Trani
Chairman and Chief Executive Officer

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

ITEM 1. To elect three Directors.
        Nominees:
                                    FOR All    WITH-   FOR ALL
                                    NOMINEES   HOLD    EXCEPT
        (01)Stillman B. Brown
        (02)Mannie L. Jackson         / /        / /      / /
        (03)Kathryn D. Wriston

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

                                      FOR     AGAINST  ABSTAIN
ITEM 2. Approve Ernst & Young LLP
        as independent auditors       / /        / /      / /
        for the year 1999.

Please sign exactly as indicated   CONFIDENTIAL VOTING:
hereon.  When signing as attorney  MARK BOX AT RIGHT IF YOU WISH
executor, trustee, etc., please    THIS VOTE TO REMAIN
give full title as such.           CONFIDENTIAL.            / /

----------Shareowner sign here     Mark box at right if an
----------Co-owner sign here       address change or comment has
                                   been noted on the reverse side
                                   of this card.             / /

                                   The Board of Directors
                                   recommends a vote FOR Items 1
                                   and 2.

   Vote by Telephone                  Vote by Internet
It's fast, convenient, and    It's fast, convenient, and your
immediate!                    vote is immediately confirmed and
Call Toll-Free on a Touch-    posted.
Tone Phone

Follow these four easy steps:   Follow these four easy steps:
1. Read the accompanying        1. Read the accompanying Proxy
   Proxy Statement and this        Statement and this Proxy Card.
   Proxy Card.

2. Call the toll-free number    2. Go the Website
   1-877-PRX-VOTE(1-877-779-8683). http://www.eproxyvote.com/swk.
   There is NO CHARGE for this
   call. For shareowners residing
   outside the United States, call
   collect on a touch-tone phone
   1-201-536-8073.

3. Enter your Control Number      3. Enter your Control Number
   located on this Proxy Card.       located on this Proxy Card.


4. Follow the recorded            4. Follow the instructions
   instructions.                     provided.


Your vote is important!           Your vote is important!
Call 1-877-PRX-VOTE anytime!      Go to
                                  http://www.eproxyvote.com/swk
                                  anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet